EXHIBIT 5.1


                 [Sonnenschein Nath & Rosenthal LLP Letterhead]



                                  May 31, 2005


DST Systems, Inc.
333 West. 11th Street, 5th Floor
Kansas City, Missouri  64105-1594

Re: Registration Statement on Form S-8 in connection with the registration of 4,000,000 shares (the "Shares") of common stock, $0.01 par value (the "Common Stock") of DST Systems, Inc. that may be issued from time to time under the DST Systems Inc. 2005 Equity Incentive Plan (formerly the 1995 Stock Option and Performance Award Plan, as amended, restated and renamed effective as of May 10, 2005 (the "Plan").

Ladies and Gentlemen:

     In connection with the preparation of the above-referenced Registration Statement (the "Registration Statement"), which is being filed on or about the date of this letter on behalf of DST Systems Inc., a Delaware corporation (the "Corporation"), you have asked us to provide you this opinion letter pursuant to the requirements of Form S-8 and in accordance with Item 601 of Regulation S-K promulgated by the Securities and Exchange Commission.

     In connection with this opinion, we have examined and relied upon, without further investigation, the following in connection with rendering the opinions expressed herein: (a) the Plan; (b) the Registration Statement; (c) corporate records, including the Amended Certificate of Incorporation, as restated, of the Corporation, the Amended and Restated Bylaws of the Corporation and resolutions adopted by the Board of Directors of the Corporation relating to the Plan, and
(c) such other documents, certificates, records, and oral statements of public officials and the officers of the Corporation as we deemed necessary for the purpose of rendering the opinions expressed herein.

     In our examinations, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity, accuracy and completeness of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, or photostatic copies or by facsimile or electronic mail, and the authenticity of the originals from which such copies, facsimiles, or electronic transmissions were made. In our examination of documents executed by persons, legal or natural, other than the Corporation, we have assumed that such persons had the power, corporate or otherwise, to enter into and perform all obligations thereunder and that such documents are valid and binding. In rendering this opinion, we have assumed without investigation that the certificates or other records evidencing the Shares to be issued under the Plan and the ownership thereof will be in proper form and will be duly and properly completed and properly executed.

     Based upon and subject to the foregoing and the balance of this opinion, we are of the opinion that the Shares to be issued under the Plan will, when issued pursuant to and in accordance with the Plan and upon receipt by the Corporation of the consideration therefor as described in the Plan, be validly issued, fully paid, and non-assessable. The foregoing opinion is limited to shares that are originally issued under the Plan.

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     This  opinion  letter is  limited  to the  specific  legal  issues  that it expressly addresses, and no opinion may be inferred or implied beyond the matters expressly set forth herein. We express no opinion as to the law of any jurisdiction other than the General Corporation Law of the State of Delaware, as amended.

     We consent to the filing of this opinion letter, or a reproduction thereof, as an exhibit to the Registration Statement. In giving such consent, however, we are not admitting that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations promulgated by the Securities and Exchange Commission thereunder.

     This opinion letter is rendered on the date set forth above, and we have no continuing obligation hereunder to inform you of changes in the applicable law or the facts after such date or facts of which we have become aware after the date hereof, even though such changes or facts could affect our opinion expressed herein.

                                     Very truly yours,

                                     SONNENSCHEIN NATH & ROSENTHAL LLP


                                     By: /s/ John F. Marvin
                                         ------------------------------
                                         John F. Marvin